Exhibit 10.24(a)
                                 PROMISSORY NOTE


$180,000.00                                            Garden Grove,  California
As of September 29, 1995


           FOR VALUE RECEIVED, Source Scientific, Inc. ("Maker") does hereby promise to pay to the order of Biopool International, Inc. or assigns (collectively, "Holder"), at such place as the Holder shall designate, the principal sum of $180,000 in lawful money of the United States of America, according to the terms and subject to the conditions set forth in this promissory note (this "Note").

         1. INTEREST; PAYMENTS. The principal balance of this Note shall accrue simple interest at the rate per annum of seven percent (7 %) until March 15, 1996, and at the rate per annum of eight percent (8 %) thereafter, in each case computed on the basis of a 365-day year. Payments of principal and interest on this Note shall be made as follows: $20,000, applied to the principal balance of-the Note shall be paid on February 15, 1996;

                  $15,000, applied to the principal balance of the Note, together with accrued interest in the amount of $5,688.22, shall be paid on March 15, 1996;

                  $5,000, applied to the principal balance of the Note shall be paid on each of April 15, 1996, May 15, 1996, and June 15, 1996;

                  $20,000, applied to the principal balance of the Note shall be paid on each of July 15, 1996, August 15, 1996, September 15, 1996, October 15, 1996 and November 15, 1996; and

                  $30,000, applied to the principal balance of the Note, together with accrued interest in the amount of $6,033.98, shall be paid on December 15, 1996

         2. PREPAYMENT. The Maker may, at its option prepay the principal amount hereof without penalty or premium, in whole or in part, at any time.

         3. SECURITY AGREEMENT. This Note is secured by that certain Loan and Security Agreement, dated as of September 29, 1995 between Maker and Holder (the "Security Agreement"), and is subordinated to the rights of Silicon Valley Bank against Maker as agreed therein.

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

         4.  DEFAULT AND REMEDIES.

                  (a) Events of Default. In the event that: (i) a default shall be made in the payment of the principal amount of this Note or interest thereon, as and when due and payable; or (ii) Maker shall have defaulted on any of its obligations under the Security Agreement, and any such default has not been cured to the reasonable satisfaction of Holder within five (5) business days following delivery by Holder of notice of such default to Maker, then an "Event of Default" shall exist.

                  (b) Remedies. At any time after an Event of Default exists, the Holder may, by written notice sent to the Maker by registered or certified mail, return receipt requested, declare the entire amount of principal and interest on this Note to be forthwith due and payable, whereupon this Note shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, and ('U') Holder shall be entitled to enforce all of its remedies hereunder against Guarantor.

         5.  MISCELLANEOUS.

                  (a) Waiver. Failure or delay on the part of the Holder to enforce any provision of this Note shall not be deemed a waiver of any such provision, nor shall the Holder be estopped from enforcing any such provision at a later time. Any waiver of a provision hereof must be in writing.

                  (b) Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of California. Jurisdiction and venue over any legal action brought hereunder shall reside exclusively in the County of Los Angeles, State of California.

         IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its duly authorized officer as of the day and year first above written.

                                          SOURCE SCIENTIFIC, INC.



                                          By:../s/ RICHARD A SULLIVAN
                                          Richard A. Sullivan, President and CEO


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